                                                                     EXHIBIT 1.1

_______________________________________________________________________________
_______________________________________________________________________________






                          RENTAL SERVICE CORPORATION
                           (a Delaware corporation)


                       2,200,000 Shares of Common Stock



                            U.S. PURCHASE AGREEMENT
                            -----------------------







Dated:  August __, 1998


_______________________________________________________________________________
_______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                           PAGE
SECTION 1.  Representations and Warranties.................................................   3
            ------------------------------
     (a)    Representations and Warranties by the Company..................................   3
     (b)    Representations and Warranties by the Selling Stockholders.....................  10
     (c)    Officers' Certificates.........................................................  12

SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing................................  13
            -----------------------------------------------
     (a)    Initial Securities.............................................................  13
     (b)    Option Securities..............................................................  13
     (c)    Payment........................................................................  13
     (d)    Denominations; Registration....................................................  15

SECTION 3.  Covenants of the Company.......................................................  15
            ------------------------
     (a)    Compliance with Securities Regulations and Commission Requests.................  15
     (b)    Filing of Amendments...........................................................  15
     (c)    Delivery of Registration Statements............................................  16
     (d)    Delivery of Prospectuses.......................................................  16
     (e)    Continued Compliance with Securities Laws......................................  16
     (f)    Blue Sky Qualifications........................................................  16
     (g)    Rule 158.......................................................................  17
     (h)    Use of Proceeds................................................................  17
     (i)    Listing........................................................................  17
     (j)    Restriction on Sale of Securities..............................................  17

SECTION 4.  Payment of Expenses............................................................  18
            -------------------
     (a)    Expenses.......................................................................  18
     (b)    Expenses of the Selling Stockholders...........................................  18
     (c)    Termination of Agreement.......................................................  18
     (d)    Allocation of Expenses.........................................................  19

SECTION 5.  Conditions of U.S. Underwriters' Obligations...................................  19
            --------------------------------------------
     (a)    Effectiveness of Registration Statement........................................  19
     (b)    Opinion of Counsel for Company.................................................  19
     (c)    Opinion of Counsel for the Selling Stockholders................................  19
     (d)    Opinion of Counsel for U.S. Underwriters.......................................  19
     (e)    Officers' Certificate..........................................................  20
     (f)    Certificate of Selling Stockholders............................................  20
     (g)    Accountant's Comfort Letter....................................................  20


     (h)    Bring-down Comfort Letter....................................................  20
     (i)    Approval of Listing..........................................................  21
     (j)    No Objection.................................................................  21
     (k)    Lock-up Agreements...........................................................  21
     (l)    Purchase of Initial International Securities.................................  21
     (m)    Conditions to Purchase of U.S. Option Securities.............................  21
               (i)  Officers' Certificate................................................  21
              (ii)  Opinion of Counsel for Company.......................................  21
             (iii)  Opinion of Counsel for U.S. Underwriters.............................  21
              (iv)  Bring-down Comfort Letter............................................  22
     (n)    Additional Documents.........................................................  22
     (o)    Termination of Agreement.....................................................  22

SECTION 6.  Indemnification..............................................................  22
            ---------------
     (a)    Indemnification by the Company and Selling Stockholders......................  22
     (b)    Indemnification of Company, Directors and Officers and Selling
            Stockholders by the U.S. Underwriters........................................  23
     (c)    Actions against Parties; Notification........................................  24
     (d)    Settlement without Consent if Failure to Reimburse...........................  24
     (e)    Other Agreements with Respect to Indemnification.............................  25

SECTION 7.  Contribution.................................................................  25
            ------------

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery...............  26
            --------------------------------------------------------------

SECTION 9.  Termination of Agreement.....................................................  26
            ------------------------
     (a)    Termination; General.........................................................  26
     (b)    Liabilities..................................................................  27

SECTION 10. Default by One or More of the U.S. Underwriters..............................  27
            -----------------------------------------------

SECTION 11. Default by One or More of the Selling Stockholders or the Company............  28
            -----------------------------------------------------------------

SECTION 12. Notices......................................................................  28
            -------

SECTION 13. Parties......................................................................  29
            -------

SECTION 14. GOVERNING LAW AND TIME.......................................................  29
            ----------------------

SECTION 15. Effect of Headings...........................................................  29
            ------------------

SCHEDULES

Schedule A - List of Underwriters...............................  Sch A-1
Schedule B - List of Selling Stockholders.......................  Sch B-1
Schedule C - Pricing Information................................  Sch C-1
Schedule D - List of Persons Subject to Lock-up.................  Sch D-1

EXHIBITS

Exhibit A   - Form of Opinion of Company's Counsel....................  A-1
Exhibit B   - Form of Opinion of Selling Stockholders' Counsel........  B-1
Exhibit C   - Form of Lock-up Letter..................................  C-1

                           RENTAL SERVICE CORPORATION

                            (a Delaware corporation)

                       2,200,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                            U.S. PURCHASE AGREEMENT
                            -----------------------

                                                                 August __, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
WILLIAM BLAIR & COMPANY, L.L.C.
MORGAN STANLEY & CO. INCORPORATED
BT ALEX. BROWN INCORPORATED
LEGG MASON WOOD WALKER, INCORPORATED
 as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Rental Service Corporation, a Delaware corporation (the "Company") and the persons listed in Schedule B hereto the "Selling Stockholders" confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, William Blair & Company, L.L.C., Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated and Legg Mason Wood Walker, Incorporated are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the sale by the Company and the Selling Stockholders acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 330,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,200,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 330,000 shares of Common Stock subject to the option described in

Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities." The Initial U.S. Securities consist of 2,135,936 shares to be sold by the Company and an aggregate of 64,064 shares to be sold by the Selling Stockholders.

          It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Selling Stockholders of an aggregate of 550,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, William Blair & Company, L.L.C., Morgan Stanley & Co. International Limited, BT Alex. Brown International, a division of Bankers Trust International PLC and Legg Mason Wood Walker, Incorporated are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 82,500 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." It is understood that the Company and the Selling Stockholders are not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

          The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities, and the International Securities are hereinafter collectively called the "Securities."

          The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

          The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-59519) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule

424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use to confirm the sale of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated July 24, 1998 and preliminary International Prospectus dated July 24, 1998, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          SECTION 1.  Representations and Warranties.
                      ------------------------------

          (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter as follows:

               (i) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

               Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) The consolidated financial statements of the Company together with the related notes and schedules thereto included in the Registration Statement and the Prospectuses present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise disclosed in the Registration Statement and the Prospectuses. The summary and selected financial and statistical data included in the Registration Statement and the Prospectuses present fairly in all material respects the information shown therein and the summary and selected financial data have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young LLP is an independent public accounting firm as required by the 1933 Act and the rules and regulations thereunder.

               (iii) (A) The pro forma financial statements (including the notes thereto) included in the Registration Statement and the Prospectuses
     (1) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (2) have been properly computed on the bases described therein, and (B) the assumptions used in the preparation of the pro forma financial statements included in the Registration Statement and the Prospectuses are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (v) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectuses and is duly qualified to transact business as a foreign corporation under the laws of, and is in good standing in, each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and the Company has not received any written notice of any proceeding instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

               (vi) Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectuses and is duly qualified to transact business as a foreign corporation under the laws of, and is in good standing in, each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received any written notice of any proceeding instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

               (vii) As of June 30, 1998, the Company had the authorized, issued and outstanding consolidated capitalization set forth under the heading "Capitalization" in the Registration Statement and the Prospectuses; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; the Company owns, directly or indirectly, all of the outstanding shares of capital stock of each of the Subsidiaries and all such shares are owned free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the 1933 Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting, except as disclosed in the Registration Statement and the Prospectuses; the Subsidiaries constitute all of the subsidiaries of the Company as of the date hereof; except as set forth in the Registration Statement and the Prospectuses, there are no (A) options, warrants or other rights to purchase from the Company or any Subsidiary,
     (B) agreements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights obligating the Company or any Subsidiary to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Company's direct and indirect interests in the Subsidiaries and Cash Equivalents (as such term is defined in the Prospectuses), the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity, other than as described in the Registration Statement and the Prospectuses. The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company pursuant to the Delaware General Corporation Law (the "DGCL") or the Amended Certificate of Incorporation.

               (viii) The Company has requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly authorized, executed and delivered by the Company.

               (ix) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to the description thereof contained in the Registration Statement and the Prospectuses; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company pursuant to the DGCL or the Amended Certificate of Incorporation.

               (x) Neither the Company nor any of the Subsidiaries is (1) in violation of its certificate of incorporation or bylaws, (2) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except for such violations as singly or in the aggregate do not and will not reasonably be expected to have a Material Adverse Effect or (3) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except for such defaults as singly or in the aggregate do not and will not reasonably be expected to have a Material Adverse Effect. The execution and delivery by the Company, and the performance by the Company of its obligations under this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not result in the breach or violation of or constitute a default or Repayment Event (as defined below) under (a) any statute, rule or regulation applicable to the Company, (b) the certificate of incorporation or bylaws of the Company, (c) any other agreement or instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or
     (d) any judgment, order or decree binding on the Company or any subsidiary of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any breach, violation, default or Repayment Event which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

               (xi) No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company's knowledge, is threatened or imminent that could reasonably be expected to result in a Material Adverse Effect, except as described in or contemplated by the Registration Statement and the Prospectuses.

               (xii) There are no (A) legal or governmental proceedings pending or to the Company's knowledge threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject which would be required to be described in the Registration

     Statement and the Prospectuses pursuant to the 1933 Act that are not described in the Registration Statement and the Prospectuses, other than proceedings that, if decided adversely to the Company or such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or (B) material documents relating to the Company or any of the Subsidiaries which would be required to be described in the Registration Statement and the Prospectuses or filed as exhibits thereto pursuant to the 1933 Act that are not so described in the Registration Statement and the Prospectuses and filed as required.

               (xiii) The Company and the Subsidiaries own or possess all right, title and interest in and to, or have duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (collectively, "Trade Rights"), if any, that are material to the business of the Company and the Subsidiaries, taken as a whole; neither the Company nor any of the Subsidiaries have received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights that has not been resolved or disposed of and, to the knowledge of the Company, neither the Company nor any of the Subsidiaries has infringed, misappropriated or otherwise conflicted with the material Trade Rights of any third parties, except for such infringements, misappropriations or conflicts as, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

               (xiv) No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except
     (A) such as have been obtained or made, (B) such as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the securities or Blue Sky laws in connection with the offer and sale of the Shares and (C) clearance with the National Association of Securities Dealers, Inc. ("NASD").

               (xv) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectuses, except to the extent that the failure to obtain or file would not reasonably be expected to have a Material Adverse Effect.

               (xvi) The Company and the Subsidiaries have good and valid title to all real and personal property owned by them which is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens (except liens for taxes not yet due and payable), encumbrances and defects, except such as are described or reflected in the Registration Statement and the Prospectuses, and such as do not materially interfere with the use made and proposed to be made for such property by the Company and the Subsidiaries, and except to the extent the failure to have such title or the existence of such liens, encumbrances and defects would not reasonably be expected to have a Material Adverse Effect; and any material real property held under lease by the Company and the Subsidiaries are held by them under valid and binding leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, in each case except as described or reflected in the Registration Statement and the Prospectuses.

               (xvii) The Company confirms that as of the date hereof it is in compliance with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

               (xviii) The Company is not and, after giving effect to the offering of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectuses, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xix) The Company and the Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xx) Except for the Selling Stockholders, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act other than holders of registration rights who are not Selling Stockholders who have received (or waived receipt of) proper notice from the Company with respect to such rights and have not exercised such rights with respect to the offering made by the Prospectuses.

               (xxi) The Company and each of the Subsidiaries are insured by insurers against such losses and risks and in such amounts as the Company believes are appropriate for the business in which they are engaged.

               (xxii) Neither the Company nor any of the Subsidiaries has taken, nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof and as of the Closing Time and agrees with each Underwriter, as follows:

               (i) To the extent that any statements or omissions made in the Registration Statement, when it became effective, and the Prospectuses, or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder, neither the Prospectuses nor any amendments or supplements thereto include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) Such Selling Stockholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

               (iii) Such Selling Stockholder has and will at the Closing Time have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

               (iv) Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Power of Attorney and Custody Agreement with Martin R. Reid and Robert M. Wilson, or any of them, as attorneys-in-fact (the "Attorneys-in-Fact") and Robert M. Wilson, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in
     Section 5(f) or that may be required pursuant to Section 5(n) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

               (v) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (vi) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

               (vii) During a period of 90 days from the date of the Prospectuses, such Selling Stockholder will not, without the prior written consent of Merrill Lynch: (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the

     Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Securities to be sold hereunder or under the International Purchase Agreement or (y) the exercise of existing options or (z) any sale by the pledgee of shares of Common Stock which are subject to an existing pledge or other security arrangement on the date hereof of which the U.S. Underwriters have been advised in writing, in good faith pursuant to the terms of such pledge or arrangement.

               (viii) Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

               (ix) Neither such Selling Stockholder nor any of his/her affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

          (c) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the U.S. Underwriters as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing.
                      -----------------------------------------------

          (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule C, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 330,000 shares of Common Stock at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part on up to two occasions only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment. The Underwriters shall acquire security entitlements with respect to the Initial Securities being offered by the Company and the Selling Stockholders hereunder and payment shall be made therefor at a closing (the "Closing") to take place at the offices of Latham & Watkins, 633 W. 5th Street, Los Angeles, California, or at such other place as shall be agreed upon by the Global Coordinator and the Company and the Selling Stockholders, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time").

          In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

          In the case of Initial Securities to be offered by the Company, on the date of the Closing, the transfer agent shall cause such Initial Securities to be registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC") and shall cause DTC to credit security entitlements with respect to such Initial Securities by book entry to the securities accounts of the U.S. Underwriters at DTC for the account of each Underwriter against payment of the purchase price to the Company by wire transfer of immediately available funds to a bank account designated by the Company.

          In the case of Initial Securities to be sold by the Selling Stockholders, prior to the date of the Closing, the Selling Stockholders shall deliver or cause to be delivered to the Company's transfer agent certificates representing the Initial Securities being offered by the Selling Stockholders hereunder, with instructions to cancel such certificates and register those Initial Securities in the name of Cede & Co., as nominee of DTC, on the date of the Closing. At Closing Time, the Selling Stockholders shall cause DTC to credit security entitlements with respect to such Initial Securities by book entry to the securities accounts of the U.S. Underwriters at DTC for the account of each Underwriter against payment of the purchase price to or upon the order of the Selling Stockholders by wire transfer of immediately available funds to accounts designated by the Custodian pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement.

          Time shall be of the essence, and crediting of security entitlements at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Security entitlements with respect to the Initial Securities shall be credited to securities accounts of the U.S. Representatives for the account of each U.S. Underwriter in such amounts as the U.S. Representatives shall request in writing not less than one full business day prior to the date of the Closing.

          It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

          (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3.  Covenants of the Company. The Company covenants with each
                      ------------------------
U.S. Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator upon the advice of counsel for the U.S. Underwriters shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S.

Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Global Coordinator upon the advice of counsel for the U.S. Underwriters or in the opinion of the Company upon the advice of its counsel, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of the Global Coordinator upon the advice of such counsel or in the opinion of the Company upon the advice of its counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Company will use all reasonable efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may reasonably request and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement meeting the requirements of the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

          (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) the grant of stock options and purchase rights to employees of the Company under the 1995 Plan, the 1996 Plan and the QSP Plan, (C) the issuance of shares upon the conversion or exercise of outstanding options and warrants, (D) the registration of the shares of Common Stock underlying the 1996 Plan or (E) any shares of Common Stock issued in connection with acquisitions.

          SECTION 4.  Payment of Expenses.
                      -------------------

          (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, any review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

          (b) Expenses of the Selling Stockholders. The Selling Stockholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

          (c) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 (other than Section 5(d)), Section 9(a)(i), Section 9(a)(iii) (with respect to the Company's securities only) or Section 11, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

          (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

          SECTION 5.  Conditions of U.S. Underwriters' Obligations. The
                      --------------------------------------------
obligations of the several U.S. Underwriters hereunder are subject to the satisfaction of the following conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of

Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

          (c) Opinion of Counsel for the Selling Stockholders. At Closing Time, the U.S. Representatives shall have received a favorable opinion, dated as of Closing Time, of counsel for each of the Selling Stockholders, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

          (d) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to certain matters relating to the Company and the Securities. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

          (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary couse of business, and the U.S. Representatives shall have received a certificate of the chief executive officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary couse of business, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are pending or have been threatened by the Commission.

          (f) Certificate of Selling Stockholders. At Closing Time, the U.S. Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and
(ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

          (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (h) Bring-down Comfort Letter. At Closing Time, the U.S. Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

          (l) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

          (m) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

               (i)   Officers' Certificate.  A certificate, dated such Date of
                     ---------------------
     Delivery, of the chief executive officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

               (ii)   Opinion of Counsel for Company.  The favorable opinion of
                      ------------------------------
     Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (iii)  Opinion of Counsel for U.S. Underwriters.  The favorable
                      ----------------------------------------
     opinion of Simpson Thacher & Bartlett, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

               (iv)   Bring-down Comfort Letter.  A letter from Ernst & Young
                      -------------------------
     LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

          (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.
                      ---------------

          (a) Indemnification by the Company and Selling Stockholders. The Company agrees to indemnify and hold harmless each U.S. Underwriter, each Selling Stockholder and each person, if any, who controls any U.S. Underwriter or Selling Stockholder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below. In addition, each Selling Stockholder, severally and not jointly, subject to the second proviso below, agrees to indemnify and hold harmless each U.S. Underwriter, the Company and each person, if any, who controls any U.S. Underwriter or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided, further, that each Selling Stockholder agrees to
              --------  -------
indemnify and hold harmless each U.S. Underwriter as provided in clauses (i),
(ii) and (iii) above, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Underwriters by such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), and the liability of any Selling Stockholder for indemnification under this Section 6 shall be limited to an amount equal to the net proceeds (after deducting the U.S. Underwriters' discount) received by such Selling Stockholder from the sale of U.S. Securities pursuant to this Agreement; and provided, further, that the
                                                --------  -------
Company will not be liable to any U.S. Underwriter with respect to any U.S. Prospectus to the extent that the Company shall sustain the burden of providing that any such loss, liability, claim, damage or expense resulted from the fact that such U.S. Underwriter, in contravention of a requirement of applicable law, sold Securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the Closing date, a copy of the final U.S. Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing date and in sufficient quantity to allow for distribution by the Closing date) to the U.S. Underwriters and the loss, liability, claim, damage or expense of such U.S. Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary U.S. Prospectus which was corrected in the final U.S. Prospectus as, if applicable, amended or supplemented prior to the Closing date and such final U.S. Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such final U.S. Prospectus by the Closing date to the party or parties asserting such loss,liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

          (b) Indemnification of Company, Directors and Officers and Selling Stockholders by the U.S. Underwriters. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall (subject to the following sentence) be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party and provided, further, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

          SECTION 7.  Contribution. If the indemnification provided for in
                      ------------
Section 6 hereof is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

          The relative fault of the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

          The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the U.S. Underwriters.

          SECTION 9.  Termination of Agreement.
                      ------------------------

          (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York State authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10.  Default by One or More of the U.S. Underwriters.  If one
                       -----------------------------------------------
or more of the U.S. Underwriters shall fail or refuse at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated but failed or refused to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth if; however, the U.S. Representatives shall not have completed such arrangements within such 36-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder (as set forth opposite their respective names in Schedule A) bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter, the Company or the Selling Stockholders.

          No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this
Section 10.

          SECTION 11.  Default by One or More of the Selling Stockholders or the
                       ---------------------------------------------------------
Company.
-------

          (a) If a Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Company shall have the right within 36 hours thereafter to make arrangements for the Company to sell such number of Securities; provided that if the Company has not agreed to do so within such 36
            --------
hour period, then the Underwriters may, at option of the U.S. Representatives, by notice from the U.S. Representatives to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

          In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the U.S. Representatives and the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

          (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

          SECTION 12.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201, Attention of Jay Caldwell; notices to the Company shall be directed to it at 6929 E. Greenway Parkway, Suite 200, Scottsdale, Arizona 85254, attention of the President; and notices to the Selling Stockholders shall be directed to the Custodian at 6929 E. Greenway Parkway, Suite 200, Scottsdale, Arizona 85254.

          SECTION 13.  Parties.  This Agreement shall each inure to the benefit
                       -------
of and be binding upon the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
                       ----------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 15.  Effect of Headings.  The Article and Section headings
                       ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                 Very truly yours,

                                 RENTAL SERVICE CORPORATION


                                 By ___________________________
                                    Name:
                                    Its:

                                 THE SELLING STOCKHOLDERS:
                                 National Christian Charitable Foundation, Inc.,
                                  Dave and Marcia Lanoha Fund
                                 The Jerome Group, Ltd.
                                 Tharco, Inc.
                                 Allen Equipment, Inc.
                                 George L. Scigousky

                                 By ____________________________
                                     As Attorney-in-Fact

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
WILLIAM BLAIR & COMPANY, L.L.C.
MORGAN STANLEY & CO. INCORPORATED
BT ALEX. BROWN INCORPORATED
LEGG MASON WOOD WALKER, INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By____________________________________
      Authorized Signatory


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                            Number of
                                           Initial U.S.
Name of U.S. Underwriter                    Securities
------------------------                   ------------

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated..........................
William Blair & Company, L.L.C..........
Morgan Stanley & Co. Incorporated.......
BT Alex. Brown Incorporated.............
Legg Mason Wood Walker, Incorporated....
                                              ---------
Total...................................      2,200,000
                                              =========

                                    Sch A-1

                                   SCHEDULE B

                                                             Maximum Number of
                                     Number of Initial            Option
                                   Securities to Be Sold   Securities to Be Sold
                                   ---------------------   ---------------------
Rental Service Corporation               2,135,936                 330,000
National Christian Charitable
 Foundation, Inc., Dave
 and Marcia Lanoha Fund                     49,632                       -
The Jerome Group, Ltd.                       4,263                       -
Tharco, Inc.                                 6,400                       -
Allen Equipment, Inc.                        3,413                       -
George L. Scigousky                            356                       -
                                         ---------                 -------
Total...........................         2,200,000                 330,000
                                         =========                 =======

                                    Sch B-1

                                   SCHEDULE C

                           RENTAL SERVICE CORPORATION

                        2,200,000 Shares of Common Stock

                           (Par Value $.01 Per Share)


          1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $____.

          2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $____, being an amount equal to the public offering price set forth above less $____ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.

                                    Sch C-1

                                   SCHEDULE D

                       List of persons subject to lock-up


Martin R. Reid
Robert M. Wilson
Ronald Halchishak
David G. Ledlow
John Markle
Douglas A. Waugaman
David B. Harrington
William M. Barnum, Jr.
James R. Buch
David P. Lanoha
Christopher A. Laurence
Eric L. Mattson
Britton H. Murdoch
John M. Sullivan
National Christian Charitable Foundation, Inc., Dave and Marcia Lanoha Fund The Jerome Group, Ltd.
Tharco, Inc.
Allen Equipment, Inc.
George L. Scigousky

                                    Sch D-1

                                                                       Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

          (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the Prospectuses. Based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business in the State of Arizona.

          (ii) RSC Holdings Inc., a Delaware corporation, RSC Acquisition Corp., a Delaware corporation, RSC Industrial Corporation, a Delaware corporation, RSC Duval Inc., a Delaware corporation, and RSC Rents, Inc., a California corporation (collectively, the "Identified Subsidiaries" and each an "Identified Subsidiary"), have each been duly incorporated and are validly existing and in good standing under the laws of the States of Delaware or California, as applicable; and, based solely on certificates from public officials, such counsel confirms that each of the Identified Subsidiaries is qualified to do business in the state or states indicated in Schedule A to such opinion.

          (iii) The Company has the authorized capitalization as set forth in the Prospectuses. The issued and outstanding shares of capital stock of each Identified Subsidiary are as set forth in Schedule B to such opinion (the "Identified Subsidiary Shares"). The issued and outstanding shares of capital stock of each of RSC Alabama, Inc., an Alabama corporation, RSC Center, Inc., a Texas corporation, and Walker Jones Equipment, Inc., a Mississippi corporation (the "Foreign Subsidiaries" and collectively with the Identified Subsidiaries, the "Subsidiaries") are as set forth in Schedule C to such opinion (collectively with the Identified Subsidiary Shares, the "Subsidiary Shares"). The Identified Subsidiary Shares have been duly authorized, validly issued and are fully paid and nonassessable. Except as disclosed in the Registration Statement (including contracts filed as exhibits to the Registration Statement) and in the Prospectuses, the Company or a wholly-owned subsidiary of the Company owns of record all of the Subsidiary Shares, to such counsel's knowledge, free and clear of any adverse claim (as defined in Section 8-302 of the New York Uniform Commercial Code (the "UCC").

          (iv) The Securities to be purchased by the Underwriters from the Selling Stockholders have been duly authorized and validly issued and are fully paid and non-assessable.

          (v) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement,

                                    Exh A-1
     respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

          (vi) The Securities conform as to legal matters in all respects to the description thereof in the Prospectuses under the caption "Description of Capital Stock."

          (vii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (ix) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (x) If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

          (xi) The form of certificate used to evidence the Common Stock is in due and proper form under the Delaware General Corporation Law (the "DGCL").

          (xii) To such counsel's knowledge, no legal or governmental proceedings have been filed in any Delaware, New York or federal court to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject which would be required under the Act to be described in a registration statement or in a prospectus and are not so described.

          (xiii) The information in the Prospectuses under the captions "Capitalization," "Management--401(k) Plan," "Management--Equity Participation Plans," "Management--Executive Incentive Bonus Plan," "Management--Employee Qualified Stock Purchase Plan," "Certain Relationships and Related Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" and in the Registration Statement under
     Item 14 and Item 15, to the extent that it constitutes a summary of the Company's capital stock or of legal matters or documents referred to therein is correct in all material respects.

                                    Exh A-2

          (xiv) To such counsel's knowledge, there are no contracts or other agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

          (xv) To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any federal or New York or Delaware court or governmental agency or body is required for the consummation of the issuance and sale of the Shares of Common Stock by the Company pursuant to the Underwriting Agreement, except such as have been obtained under the federal securities laws and such as may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters.

          (xvi) The execution of the U.S Purchase Agreement and the International Purchase Agreement and the issuance of the Shares of Common Stock by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement do not (i) result in a breach of or a default under any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument of the Company or any of the Subsidiaries or by which the property of any of them is bound and which is filed as an exhibit to the Registration Statement; (ii) violate the Company's Amended Certificate of Incorporation or Amended and Restated Bylaws, the Certificate of Incorporation and Bylaws of any Identified Subsidiary or the DGCL or (iii) violate any federal or New York statute, rule or regulation known to such counsel to be applicable to the Company or any Subsidiary (other than state securities laws, as to which counsel expresses no opinion).

          (xvii) The issuance and sale of the Shares of Common Stock by the Company and the sale of the Shares of Common Stock by the Selling Stockholders are not subject to preemptive rights of the stockholders of the Company in the Amended Certificate of Incorporation or the DGCL.

          (xviii) To such counsel's knowledge, except for the Selling Stockholders and holders of registration rights who are not Selling Stockholders, who have received (or waived receipt of) proper notice from the Company with respect to such rights and have not exercised such rights with respect to the offering made by the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xix) The Company is not, and after giving effect to the offering of the Shares of Common Stock and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                                    Exh A-3

          In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectuses and related matters were discussed, and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses (except to the extent set forth in paragraph (xiii) hereof) and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that either the Registration Statement, at the time it became effective, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectuses, as of their date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus.

          In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                    Exh A-4

                                                                       Exhibit B


            FORM OF OPINION OF COUNSEL FOR THE SELLING STOCKHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

          (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholders for the performance by each Selling Stockholder of its obligations under the U.S. Purchase Agreement and the International Purchase Agreement (collectively, the "Purchase Agreements") or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

          (ii) Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Stockholders named therein and constitutes the legal, valid and binding agreement of such Selling Stockholder.

          (iii) The Purchase Agreements have been duly [authorized],/1/ executed and delivered by or on behalf of each Selling Stockholder.

          [(iv)    Each Attorney-in-Fact has been duly authorized by the Selling
Stockholders to deliver the Securities on behalf of the Selling Stockholders in accordance with the terms of the Purchase Agreements.]/2/

          (v) The execution, delivery and performance of the Purchase Agreements and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreements and in the Registration Statement and compliance by the Selling Stockholders with its obligations under the Purchase Agreements [have been duly authorized by all necessary action on the part of the Selling Stockholders and]/3/ do/does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Stockholder is a party or by which he/she may be bound, or to

----------
/1/ This bracketed language should be removed when the Selling Stockholders to whom the opinion applies are individuals rather than corporations, partnerships or trusts.

/2/  See footnote 1.

/3/  See footnote 1.

which any of the property or assets of the Selling Stockholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Stockholder or any of its properties.

          (vi) To such counsel's knowledge, each Selling Stockholder has valid and marketable title to the Securities to be sold by such Selling Stockholder pursuant to the Purchase Agreements, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power [and authority]/4/ to sell, transfer and deliver such Securities pursuant to the Purchase Agreements. Each Selling Stockholder which is a corporation or limited liability company, a partnership, a limited partnership or a trust has full corporate, partnership or trust power, right and authority to sell such Securities.]/5/ [Assuming that (1) The Depository Trust Company ("DTC") is a "securities intermediary," as defined in (S) 8-102 of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC") and that the State of New York is the "securities intermediary's jurisdiction" for purposes of Section 8-110 of the New York UCC, (2) the shares of Common Stock to be sold by the Selling Stockholders are registered at the closing in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing such shares, (3) DTC indicates by book entries on its books that security entitlements with respect to such shares have been credited at the closing to the Underwriters' securities accounts at DTC and (4) the Underwriters are acquiring security entitlements with respect to the shares of Common Stock to be sold by the Selling Stockholders without notice of any adverse claim (within the meaning of the New York UCC), upon the payment and transfer contemplated by the Purchase Agreements, the Underwriters will acquire a security entitlement with respect to the Securities and no action based on an adverse claim may be asserted against the Underwriters.]/6/

-------------------
/4/  See footnote 1.

/5/  See footnote 1.

/6/ Opinion to be provided by Latham & Watkins on behalf of the Selling Stockholders.

                                                                       Exhibit C



        FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS
                           PURSUANT TO SECTION 5(K)



                                    August __, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated,
WILLIAM BLAIR & COMPANY, L.L.C.
MORGAN STANLEY & CO. INCORPORATED
BT ALEX. BROWN INCORPORATED
LEGG MASON WOOD WALKER, INCORPORATED
 as U.S. Representatives of the several
 U.S. Underwriters to be named in the
 within-mentioned U.S. Purchase Agreement
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
WILLIAM BLAIR & COMPANY, L.L.C.
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
BT ALEX. BROWN INTERNATIONAL, A DIVISION OF BANKERS TRUST INTERNATIONAL PLC LEGG MASON WOOD WALKER, INCORPORATED
 as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC24 9L4
England

     Re:  Proposed Public Offering by Rental Service Corporation
          ------------------------------------------------------

Dear Sirs:

     The undersigned, a stockholder or an officer and/or director of Rental Service Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), William Blair & Company, L.L.C., Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated and Legg Mason Wood

Walker, Incorporated propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company and Merrill Lynch International, William Blair & Company, L.L.C., Morgan Stanley & Co. International Limited, BT Alex. Brown International, a division of Bankers Trust International PLC and Legg Mason Wood Walker, Incorporated propose to enter into an International Purchase Agreement (the "International Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement and the International Purchase Agreement that, during a period of 90 days from the date of the U.S. Purchase Agreement and the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                              Very truly yours,



                              Signature: ____________________________

                              Print Name: _________________________

                                      C-2